Joint Filer Information   [Exhibit 99]



Name:  Sun Pipe Line Company*
Address:  1735 Market Street, Philadelphia, PA 19103
Designated Filer:  Sunoco Partners LLC
Issuer and Ticker Symbol:  Sunoco Logistics Partners L.P. (SXL)
Date of Event Requiring Statement:  02/15/2006
Signature:  /s/ Michael L. Preston, Secretary


Name:  Sunoco, Inc. (R&M)**
Address:  1735 Market Street, Philadelphia, PA 19103
Designated Filer:  Sunoco Partners LLC
Issuer and Ticker Symbol:  Sunoco Logistics Partners L.P. (SXL)
Date of Event Requiring Statement:  02/15/2006
Signature:  /s/ Michael L. Preston, VP and Assistant Secretary


Name:  Atlantic Refining & Marketing Corp.***
Address:  1735 Market Street, Philadelphia, PA 19103
Designated Filer:  Sunoco Partners LLC
Issuer and Ticker Symbol:  Sunoco Logistics Partners L.P. (SXL)
Date of Event Requiring Statement:  02/15/2006
Signature:  /s/ Michael L. Preston, Secretary



_____________________________
*Sun Pipe Line Company owns 67 percent of the membership interests in Sunoco Partners LLC.
**Sunoco, Inc. (R&M) owns 13 percent of the membership interests in Sunoco Partners LLC.
***Atlantic Refining & Marketing Corp. owns 20 percent of the membership interests in Sunoco Partners LLC.